Exhibit 99.1

2U, Inc. and edX Complete Industry-Redefining Combination

Together, 2U and edX create one of the world’s most comprehensive free-to-degree online learning platforms, reaching over 40 million learners globally

Combination addresses critical global need for high-quality, accessible, affordable education for learners at every stage of life

Lanham, Md. and Cambridge, Mass., November 16, 2021 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today announced it has completed its previously announced acquisition of substantially all assets of edX, a world-leading online learning platform and education marketplace. The acquisition brings together the unique strengths and complementary capabilities of two major forces in online education to create one of the world’s most comprehensive free-to-degree online learning platforms.

2U is the parent company, with edX operating as its global online learning platform and primary brand for products and services. Together, 2U and edX will now serve more than 230 partners—including 19 of the top 20 ranked universities globally—and offer more than 3,500 online learning opportunities to over 40 million learners, including free courses, executive education, boot camps, and undergraduate and graduate degrees. The transaction will immediately expand learner access to affordable, career-relevant online education from the world’s best institutions, while providing university and corporate partners with the technology and support to deliver high-impact, high-quality digital education that reaches millions of learners worldwide.

“There is an urgent need across society to make learning affordable, accessible and equitable – for all learners, at every stage of life. Meeting that mission made edX a global brand and a top destination for learners everywhere,” said 2U Co-Founder and CEO Christopher “Chip” Paucek. “That’s the mission we now advance together, helping higher education institutions and employers build a sustainable future, offering the continuum of high-quality learning experiences people need to enhance their lives and careers, and making all of it possible on one of the world’s most comprehensive free-to-degree online learning platforms.”

Anant Agarwal, who as founder and CEO of edX directed its evolution into a leading global online learning platform, will join 2U. As Chief Open Education Officer, he will continue to steward the edX mission as part of 2U’s executive team, reporting to CEO Chip Paucek. edX Chief Technology Officer JP Beaudry has been appointed Chief Technology Officer at 2U, succeeding former CTO James Kenigsberg, and edX VP of Product Lauren Holliday has been appointed Managing Director of Open Courses & Marketplace at 2U.

“2U and edX were remarkable in our respective areas. But together, we are unbeatable, a mission-driven multiplier of human potential,” said Agarwal. “Our synergy creates choice: we will be able to create all of the experiences and modalities that learners care about. And we will do so on one of the most comprehensive learning platforms available, with a unified experience that lets learners focus on learning, faculty and course creators focus on pedagogy, and all of us focus on impact. We will be part of every learner’s life journey.”

The Next Era of Online Learning Begins Today

edX and 2U will immediately begin uniting their networks and capabilities to create new and innovative opportunities for partners to meet the growing demand for high-quality online education. As part of the closing, 2U and edX also announced:

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New Investments to Expand the Reach and Impact of edX: A multi-million dollar brand marketing campaign launches this week to expand the reach of edX partner organizations and help more people around the world discover transformative online education. edX and 2U have also pledged a million dollars in funding to support the production of 10 new free courses in Essential Human Skills for the Digital Age to be developed by the edX partner community.

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More Education-to-Career Pathways for Learners from University and Corporate Partners: Leveraging the tech-enabled services of 2U, edX partner Boston University has committed to launching a new disruptively priced Master of Public Health degree. In addition, partners Harvard, MIT, UC Berkeley, Google, and IBM have all recently launched or plan to launch new courses and programs on the edX platform, reflecting their continued commitment to bringing edX learners university-level offerings and modular and stackable programs to achieve their goals.

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Commitments from Existing 2U Partners to Provide Open and Affordable Online Education Programs: Today, more than 25 2U partners are joining the edX Consortium and committing to contribute affordable, high quality learning to edX.org, including Howard University, London School of Economics and Political Science, Morehouse College, Syracuse University, UC Davis, University of North Carolina at Chapel Hill, Vanderbilt University and others.

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Elimination of Partner Fees to Remove Barriers and Meet Global Learner Demand: 2U and edX are eliminating all membership and annual fees for edX Consortium members, removing barriers for university and corporate partners to bring affordable online courses to edX’s community of learners around the world.

A Renewed Mission to Create Affordable Higher Education Pathways

2U has committed to further edX’s founding mission to expand access to affordable, high quality education and enable all learners to unlock their potential through a series of legally-binding commitments that include:

•	operating edX as a public benefit company

•	guaranteeing affordability through the continuation of a free track to audit courses

•	protecting the intellectual property rights of faculty and universities

•	ensuring that participating colleges and universities may continue under their standing agreements with edX

•	protecting the privacy of learners who use the edX platform

•	contributing to the ongoing development of the open source platform Open edX, owned by the non-profit led by MIT and Harvard

The proceeds of the transaction will directly fund the nonprofit that will continue under the leadership of edX founders Harvard and MIT, supporting work focused on improving educational outcomes, reducing inequities in education, and continuing to advance next generation learning experiences and platforms, including but not limited to, Open edX.

Anant Agarwal will serve as one of 2U’s representatives on Open edX’s new Technical Oversight Committee, responsible for guiding the technical direction and vision of the open source platform and community to support learning outcomes around the world.

About 2U (Nasdaq: TWOU)

For more than a decade, 2U, Inc. has been the digital transformation partner of choice to great non-profit colleges and universities delivering high-quality online education at scale. As the parent company of edX, a leading global online learning platform, 2U provides over 40 million learners with access to world-class education in partnership with more than 230 colleges, universities, and corporations. Our people and technology are powering more than 3,500 digital education offerings — from free courses to full degrees — and helping unlock human potential. To learn more: visit 2U.com.

About edX

edX is the education movement for restless learners and a leading global online learning platform from 2U, Inc. (Nasdaq: TWOU). Together with the majority of the world’s top-ranked universities and industry-leading companies, we bring our community of over 40 million learners world-class education to support them at every stage of their lives and careers, from free courses to full degrees. And we’re not stopping there — we’re relentlessly pursuing our vision of a world where every learner can access education to unlock their potential, without the barriers of cost or location. Learn more at edX.org.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc. (“2U”, the “Company” or “our”), edX Inc., 2U’s acquisition of substantially all of the assets of edX, Inc. (the “Acquisition”) and future business expectations, strategy and intentions all of which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained herein, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date hereof. The Company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to: risks related to the Acquisition, integration risks and failure to achieve the anticipated benefits of the Acquisition, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; the impact of competition on the company’s industry and innovations by competitors; the Company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; the Company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students; the Company’s dependence on third parties to provide certain technological services or components used in its platform; the Company’s expectations about the predictability, visibility and recurring nature of its business model; the company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps; the Company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients; the Company’s ability to successfully integrate the operations of its acquisitions, including edX, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company; the Company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability; the Company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the credit agreement governing its revolving credit facility; the Company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired; the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets; the Company’s ability to continue to recruit prospective students for its offerings; the Company’s ability to maintain or increase student retention rates in its degree programs; the Company’s ability to attract, hire and retain qualified employees; the Company’s expectations about the scalability of its cloud-based platform; potential changes in regulations applicable to the Company or its university clients; the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations; the impact and cost of stockholder activism; the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic; the Company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and other factors beyond the Company’s control. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

MEDIA CONTACTS:

2U, Inc., Kate Welk

media@2u.com

edX, Alice Randall

press@edX.org